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                                                                   EXHIBIT (10c)

                                SECOND AMENDMENT
                                       TO
                        OMNIBUS MANAGEMENT INCENTIVE PLAN
                               OF USG CORPORATION


     SECOND AMENDMENT (this "Second Amendment"), to the Omnibus Management Incentive Plan of USG Corporation originally approved by the stockholders of the Corporation on May 14, 1997, and amended on November 11, 1997 (collectively, the "Plan").

WHEREAS, the stockholders approved an amendment to the Plan on May 10, 2000, to increase the number of shares reserved for issuance thereunder; and

WHEREAS, the Compensation and Organization Committee of the Board of Directors of USG Corporation (the "Corporation") has approved an amendment to the Plan to impose additional conditions on certain awards under the Plan;

NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as set forth below:

1.   Section 6 of the Plan is hereby amended in its entirety to read as follows:

        "The number of shares of Common Stock reserved for issuance under the Plan after December 31, 2000, through December 31, 2003, is 2,400,000, together with such shares that are unissued or are the subject of forefeitures of any award under the Plan or any predecessor long-term incentive plan, which shall thereupon become available for awards under the Plan."

2. Section 5(a) (iv) of the Plan is hereby amended by the addition of the following sentence at the end thereof:

        "Notwithstanding anything in this Plan to the contrary, awards of Common Stock that are performance-based shall have performance periods of not less than one(1) year."

3. Section 11(c) of the Plan is hereby amended by the addition of the following two (2) sentences at the end thereof:

        "In the event the Committee permits the surrender of previously-owned shares of Common Stock as payment for the exercise price of any award under the Plan, such shares shall have been beneficially owned by the grantee for not less than six (6) months and otherwise qualify as "mature" shares under Generally Accepted Accounting Principles. In the event the Committee permits the reduction of shares of Common Stock subject to any award under the Plan in order to satisfy tax withholding, such reduction may not exceed the then statutorily required rate of withholding."

4. Except as expressly amended and modified by this Second Amendment, the Plan is hereby ratified and confirmed in all respects.


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     IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to be executed by its officers thereunto duly authorized as of the 27th day of June, 2000

                                          USG CORPORATION


                                          By  /s/ Peter K. Maitland
                                            -------------------------
                                                  Peter K. Maitland
                                                  Vice President, Compensation,
                                                  Benefits and Administration

Attest:


/s/  Dean H. Goossen
----------------------------
Dean H. Goossen
Corporate Secretary